AMENDED AND RESTATED EXHIBIT A
                             DATED AUGUST 25, 2011
                      TO THE EXPENSE LIMITATION AGREEMENT
                             DATED NOVEMBER 1, 2007


FUND NAME                               EXPENSE LIMITATION     TERMINATION DATE
--------------------------------------------------------------------------------
Wilmington Large-Cap Strategy Fund           0.25%             November 1, 2012
Wilmington Small-Cap Strategy Fund           0.25%             November 1, 2012
Wilmington Aggressive Asset                  0.50%             November 1, 2016
Allocation Fund
Wilmington Conservative Asset                0.50%             November 1, 2016
Allocation Fund


                                             WT MUTUAL FUND

                                             By: /s/ Edward W. Diffin, Jr.
                                             Name: Edward W. Diffin, Jr.
                                             Title: Vice President & Secretary

                                             RODNEY SQUARE MANAGEMENT
                                             CORPORATION

                                             By: /s/ John J. Kelley
                                             Name: John J. Kelley
                                             Title: President